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                               November 10, 1995



Habersham Bancorp
Highway 441 North
P.O. Box 1980
Cornelia, Georgia 30531

         Re:     Registration Statement on Form S-8
                 Habersham Bancorp
                 Certain Non-Qualified Stock Option Agreements

Ladies and Gentlemen:

         We have served as counsel for Habersham Bancorp, a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 43,438 shares (the "Shares") of common stock, $1.00 par value, of the Company, to be issued and sold by the Company upon the exercise of options granted to six former security holders of Security Bancorp, Inc. (collectively, referred to herein as "Optionees") of the Company pursuant to six Non-Qualified Stock Option Agreements between the Company and such Optionees (collectively, referred to herein as the "Agreements").

         We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the grants of stock options pursuant to the Agreements as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

         We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Georgia.





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Habersham Bancorp
November 10, 1995
Page 2



         Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

         1.      The Shares have been duly authorized; and

         2. Upon the issuance and delivery of the Shares pursuant to the exercise of options and payment therefor as provided in the Agreements and as contemplated by the Registration Statement, such Shares will be legally and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                   Very truly yours,



                                            POWELL, GOLDSTEIN, FRAZER & MURPHY